SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                                    FORM 8-K/A
                                 Amendment No. 1

                                  CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 1, 1996


                               PIER 1 IMPORTS, INC.
              (Exact name of registrant as specified in its charter)



       Delaware                     1-7832                   75-1729843
(State of incorporation          (Commission               (IRS Employer
      or organization)             File No.)            Identification No.)



     301 Commerce Street, Suite 600
           Fort Worth, Texas                                76102
    (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:  (817) 878-8000

     Items 4 and 7 of the Company's Current Report on Form 8-K, dated March 1, 1996, are amended and restated as set forth below.

Item 4.  Changes in Registrant's Certifying Accountant.

     On March 1, 1996, the Company terminated the engagement of Price Waterhouse LLP as the independent accountants for the audit of the Company's financial statements.

     The reports of Price Waterhouse LLP on the financial statements of the Company for each of the past two years contained no adverse opinion or disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principles.

     The decision to change the Company's independent accountants was recommended by the Audit Committee of the Board of Directors.

     During the two fiscal years ending February 26, 1994, and February 25, 1995, and during the period February 26, 1995, through March 1, 1996, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused a reference to the subject matter of the disagreement in its audit report.

     The Company has provided Price Waterhouse LLP a copy of the disclosures contained herein and requested Price Waterhouse LLP to furnish the Company a copy of a letter from Price Waterhouse LLP to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter from Price Waterhouse LLP is filed as an exhibit to this Form 8-K.

     On March 1, 1996, the Company notified Ernst & Young LLP of the Company's intention to engage Ernst & Young LLP as independent accountants for the audit of the Company's financial statements for the fiscal year ending March 2, 1996.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          16  --    Letter from Price Waterhouse LLP to the Securities and
                    Exchange Commission.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 21, 1996


                                        PIER 1 IMPORTS, INC.


                                        By /s/ J. Rodney Lawrence
                                           J. Rodney Lawrence
                                           Senior Vice President